UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 30, 2015

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West Broad Street Suite 310, Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”), has entered into a First Amendment dated as of September 30, 2015 (the “First Amendment”) to its Letter Agreement with Dan Donovan (“Donovan”), dated as of July 22, 2013 (the “Letter Agreement”), between the Partnership and Donovan. The Letter Agreement provides, among other things, for Donovan to serve as a consultant to the Partnership until the expiration of the Letter Agreement on September 30, 2015 for which Donovan would receive consulting fees of $250,000 per annum.

The First Amendment extends the contract term of the Letter Agreement for an additional two years with the Letter Agreement now expiring on September 30, 2017. Donovan will continue to receive consulting fees of $250,000 per annum. Mr. Donovan will also continue as a director of the Partnership’s general partner.

The description of the Amendment contained in this Form 8-K is qualified in its entirety to the text of the actual document that is filed as an exhibit hereto. The description of the Letter Agreement contained in this Form 8-K is qualified in its entirety by the text of the actual document that was filed as an exhibit to the Partnership’s Current Report on Form 8-K, filed with the SEC on July 23, 2013.

Item 9.01	Financial Statement and Exhibits

Exhibit 99.1	First Amendment to the Dan Donovan Letter Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.

By: Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Ambury
Name:	Richard Ambury
Title:	Chief Financial Officer

Date: October 2, 2015